UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2011

NABI BIOPHARMACEUTICALS

(Exact Name of Registrant as specified in its charter)

Delaware	000-04829	59-1212264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12276 Wilkins Avenue, Rockville, Maryland 20852

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (301) 770-3099

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Establishment of 2011 VIP Management Incentive Plan Goals and Potential Awards

On May 24, 2011, the Compensation Committee of Nabi Biopharmaceuticals (the “Company”) approved the corporate goals and potential cash award amounts for the VIP Management Incentive Plan (the “VIP Plan”) for 2011. The VIP Plan provides cash incentive awards to the Company’s executive officers, and vice president, senior director and director level personnel, although the summary below focuses on the aspects of the VIP Plan applicable to the Company’s executive officers. In general, the objective of the VIP Plan is to provide an effective tool to help motivate the executives’ performance in achieving the Company’s defined strategy and goals by aligning measurement and accountability with rewards.

The Compensation Committee recognized that 2011 would be a pivotal year for the Company with the Company’s two Phase 3 clinical trials for NicVAX® scheduled to be completed in 2011 and the potential for GlaxoSmithKline Biologicals S.A. (“GSK”) to exercise its option to exclusively license NicVAX® under the Exclusive Option and License Agreement between the Company and GSK dated November 13, 2009 (the “GSK Agreement”) based upon the results of these trials. In addition, the Company is pursuing several additional initiatives that, if successful, could enhance the overall value of the Company regardless of the outcome of the NicVAX Phase 3 clinical trials. In an effort to appropriately incentivize management to pursue and achieve the significant goals and initiatives established by the Company, the Compensation Committee increased the total potential cash award to participants in the VIP Plan by 50% above the potential award amounts in 2010.

Awards under the VIP Plan are based on performance as measured by two sets of goals, the corporate goals for the Company and the individual goals for each officer, except for Raafat E.F. Fahim, Ph.D., President and Chief Executive Officer, who is measured only on corporate goals. For Paul Kessler, M.D., Senior Vice President Clinical, Medical and Regulatory Affairs, and Matthew W. Kalnik, Ph.D., Senior Vice President Strategic Planning & Business Operations, 70% of the total award potential is determined by corporate goals and the remaining 30% of bonus potential is determined by individual goals. The maximum total potential cash award under the VIP Plan for 2011 for Dr. Fahim is 120% of his 2011 base salary for the achievement of corporate goals representing 150% of the total potential available corporate goals. For Drs. Kessler and Kalnik, the maximum total potential cash award under the VIP Plan for 2011 is 82.5% of their respective 2011 base salaries for the achievement of corporate and personal goals representing 150% of the total potential available corporate and personal goals.

Both the corporate goals (and the individual goals applicable only to Drs. Kessler and Kalnik) assign a different percentage weight to each goal. While it is possible, depending on circumstances, that corporate or personal goals aggregating more than 150% could be achieved, in no event will the VIP Plan award payout exceed the 150% threshold for any individual, even if all possible corporate (and individual) goals are achieved. In all circumstances, however, the Compensation Committee retains discretion to adjust all elements of the VIP Plan and determine or adjust final award payments in its discretion based upon overall corporate or individual performance.

In 2011, one of the following three primary corporate goals relating to the Company’s two ongoing NicVAX Phase 3 trials can be achieved: (i) 75% of the corporate goals will be achieved if the results of one of the two NicVAX Phase 3 trials is highly successful, (ii) 50% of the corporate goals will be achieved if the results of both of the NicVAX Phase 3 trials meet their primary endpoint, or (iii) 0% of the corporate goals if one or both of the Phase 3 trials fail to meet their primary endpoint.

In addition, there are additional corporate goals that could add value depending on the results of the two NicVAX Phase 3 clinical trials which, if achieved, would increase the total percentage of corporate goals achieved under (i), (ii) or (iii) above to a total maximum of 150%. The secondary corporate goals relate to:

•	The exercise by GSK of its option to exclusively license NicVAX under the GSK Agreement;

•

The successful development and/or sale or licensure of certain improved current generation candidates under the GSK Agreement and/or the successful advancement, development and/or sale or licensure of other programs;

•

The timely completion of enrollment in the clinical trial being conducted in the Netherlands to test the efficacy of a combined therapy of NicVAX with varenicline, or Chantix/Champix and/or successful licensure or sale of the trial results;

•	The achievement of certain operational, financial, manufacturing and clinical objectives;

•	The achievement of timely progress of the Company’s Biologics License Application to the FDA with respect to NicVAX; and

•	The achievement of certain investor relations objectives.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following provides a summary of votes cast for the proposals on which the stockholders of the Company voted at the annual meeting of stockholders held on May 25, 2011 (the “Annual Meeting”).

Proposal 1. The seven nominees for director were elected to serve terms of one year until the next annual meeting of stockholders and the election of their successors, as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Jason M. Aryeh	26,203,808	1,026,569	11,701,282
David L. Castaldi	26,745,812	484,565	11,701,282
Geoffrey F. Cox, Ph.D.	25,623,689	1,606,588	11,701,282
Peter B. Davis	26,787,554	442,823	11,701,282
Raafat Fahim, Ph.D.	26,134,570	1,095,807	11,701,282
Richard A. Harvey, Jr.	26,235,524	994,853	11,701,282
Timothy P. Lynch	26,789,132	441,245	11,701,282

Proposal 2. The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement with respect to the Annual Meeting, as follows:

For	Against	Abstain	Broker Non-Vote
16,412,175	10,733,293	84,908	11,701,282

Proposal 3. The stockholders indicated a preference for future advisory votes on executive compensation to be held on an annual basis, as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
17,300,824	278,524	9,559,167	91,861	11,701,282

Proposal 4. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved, as follows:

For	Against	Abstain	Broker Non-Vote
38,607,966	188,588	135,164	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NABI BIOPHARMACEUTICALS

By:	/s/ Raafat E.F. Fahim, Ph.D.
Raafat E.F. Fahim, Ph.D.
President and Chief Executive Officer

Date: May 31, 2011